022996
                                                                  33 -


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           SIGNET BANKING CORPORATION
             (Exact name of registrant as specified in its charter)


VIRGINIA                                              54-6037910
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                             7 North Eighth Street
                           Richmond, Virginia  23219
                                 (804) 771-7416
               (Address, including zip code and telephone number,
                        of Principal Executive Offices)

                           SIGNET BANKING CORPORATION
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                            Sara R. Wilson, Esquire
       Executive Vice President, General Counsel and Corporate Secretary
                           Signet Banking Corporation
                             7 North Eighth Street
                           Richmond, Virginia  23219
                                 (804) 771-7416
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to
                       Wellford L. Sanders, Jr., Esquire
                    McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                           Richmond, Virginia  23219


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

                          This is page 1 of 26 pages.
                        Exhibit Index appears on page 14

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities       Amount       Offering       Aggregate      Amount of
to be            to be        Price Per      Offering       Registration
Registered       Registered   Share          Price          Fee
------------------------------------------------------------------------------
Common Stock
$5.00 par
value            300,000 (1)  $26.625 (2)    $7,987,500     $2,755
------------------------------------------------------------------------------
Rights to
Purchase
Series A
Junior
Participating
Preferred
Stock, $20.00
par value (3)    300,000 (1)       N/A            N/A       $100
------------------------------------------------------------------------------

      (1) Represents the maximum number of shares of Common Stock of Signet Banking Corporation (the "Company") that may be offered and sold hereunder.

      (2) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on March 1, 1996.

      (3) The Rights to purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock of the Registrant. The fee paid represents the minimum statutory fee pursuant to
Section 6(b) of the Securities Act of 1933.

                                    PART II.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

      The Company and the Signet Banking Corporation 1996 Non-Employee Directors Stock Option Plan (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

      (a)   The Company's latest annual report on Form 10-K filed pursuant to
Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

      (c)   The Company's definitive proxy statement filed pursuant to
Section 14 of the Exchange Act in connection with the latest annual meeting of its shareholders, and any definitive proxy statements so filed in connection with any subsequent special meetings of its shareholders.

      (d) The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      Each document or report subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a posteffective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 5.     Interests of Named Experts and Counsel

      Certain legal matters in connection with the Signet Banking
Corporation 1996 Non-Employee Directors Stock Option Plan and the Common Stock offered hereby are being passed upon for the Company by the law firm of McGuire, Woods, Battle & Boothe, L.L.P.

      The consolidated financial statements of Signet Banking Corporation (the "Company") incorporated by reference in the Company's annual report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young L.L.P., independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 6.     Indemnification of Directors and Officers

      Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages by officers and directors, except in cases of willful misconduct or knowing violation of the criminal law.

      The registrant's Restated Articles of Incorporation, as amended, provide for mandatory indemnification of any director or officer of the registrant who is or was a party to any proceeding by reason of the fact that he or she is or was a director or officer of the registrant or is or was serving the registrant or any other legal entity in any capacity at the request of the registrant while a director or officer of the registrant against all liabilities and expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

      The registrant's Restated Articles of Incorporation, as amended, also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the registrant to the registrant or its shareholders shall not exceed one dollar.

      The registrant maintains a standard policy of officers' and directors' liability insurance.

Item 8.     Exhibits

      See Index to Exhibits.

Item 9.     Undertakings

      The undersigned registrant hereby undertakes or acknowledges:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on February 29, 1996.

                                    SIGNET BANKING CORPORATION
                                    Registrant


                                    By:/s/ Sara R. Wilson
                                    ----------------------------
                                       Sara R. Wilson, Esquire
                                       Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 29, 1996.

                                    Chairman of the Board, Chief
----------------------------        Executive Officer, and Director
Robert M. Freeman                   (Principal Executive Officer)


/s/ Malcolm S. McDonald             President, Chief Operating
----------------------------        Officer and Director
Malcolm S. McDonald

/s/ Wallace B. Millner, III         Senior Executive Vice President and
----------------------------        Chief Financial Officer
Wallace B. Millner, III             (Principal Financial Officer)

/s/ W. H. Catlett, Jr.              Executive Vice President
----------------------------        and Controller
W. H. Catlett, Jr.                  Principal Accounting Officer)


/s/ J. Henry Butta                  Director
----------------------------
J. Henry Butta
                                    Director
----------------------------
Norwood H. Davis, Jr.


/s/ William C. DeRusha              Director
----------------------------
William C. DeRusha

                                    Director
----------------------------
C. Stephenson Gillespie, Jr.


----------------------------        Director
Bruce C. Gottwald, Jr.


/s/ William R. Harvey               Director
----------------------------
William R. Harvey


/s/ Elizabeth G. Helm               Director
----------------------------
Elizabeth G. Helm


/s/ Robert M. Heyssel               Director
----------------------------
Robert M. Heyssel


/s/ Henry A. Rosenberg, Jr.         Director
----------------------------
Henry A. Rosenberg, Jr.


/s/ Louis B. Thalheimer             Director
----------------------------
Louis B. Thalheimer

                                    EXHIBITS

                                       TO

                           SIGNET BANKING CORPORATION


                       REGISTRATION STATEMENT ON FORM S-8

                                 Exhibit Index


The following exhibits are filed herewith as part of this Registration
Statement:


Exhibit                                                                 Page
  No.                                                                    No.

 5.1          Opinion and Consent of McGuire, Woods,
              Battle & Boothe, L.L.P., Counsel to the
              Company as to the validity of the Common
              Stock offered hereunder                                    15

24.1          Consent of Independent Auditors                            17

24.2          Consent of McGuire, Woods, Battle
              & Boothe, L.L.P. (included in Exhibit 5.1)

28.1          Signet Banking Corporation
              1996 Non-Employee Directors Stock Option Plan              18